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for filing period ended August 31, 1995
File Number: 811-4448

                                                                Exhibit 77Q 1(a)


                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                 OF PAINEWEBBER
                              MASTER SERIES, INC.


     Pursuant to Sections 2-605(a) (4) and 2-607 of the Maryland General Corporation Law, PaineWebber Master Series, Inc. ("Corporation") adopts the following Articles of Amendment to the Corporation's Articles of Incorporation's Articles of Incorporation, effective as of July 20, 1995:

     FIRST: The name of the following Series of capital stock of the Corporation is changed as follows:

     PaineWebber Asset Allocation Fund to PaineWebber Balanced Fund

     SECOND: The Amendments herein contained were approved by a majority of the entire Board of Directors of the Corporation and are limited to a change expressly permitted by Section 2-605 (a) (4) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

     THIRD: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended.

     IN WITNESS WHEREOF, the undersigned vice-president of PaineWebber Master Series, Inc. hereby executes these Articles of Amendment of behalf of said Corporation, acknowledging them to be the act of said Corporation and certifies that, to the best of her knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

Dated:   July __, 1995                           PAINEWEBBER MASTER SERIES, INC.



Attest:                                          By:
         Gregory K. Todd                              Dianne O'Donnell
         Assistant Secretary                          Vice President

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for filing period ended August 31, 1995
File Number: 811-4448
                                                                Exhibit 77Q 1(b)



Certain non-fundamental investment policies of PaineWebber Balanced Fund ("Balanced Fund"), a series of the Registrant, were amended by the Registrant's Board of Directors; those changed polices were effective August 14, 1995. The sections of Balanced Funds' current prospectus captioned "Investment Objective and Polices" and "Management" and the section of Balanced Funds' current Statement of Additional Information captioned "Investment Policies and Restrictions" are incorporated herein by reference to the filing made pursuant to Rule 497 on May 11, 1995. Accession number: 0000950109-95-001774.